Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 1 to Form S-4 No. 333-266851) and related Prospectus of FTAI Finance HoldCo Ltd. for the registration of 99,378,771 of its ordinary shares, 4,180,000 of its 8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares, 4,940,000 of its 8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Shares, and 4,250,000 of its 8.25% Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares and to the incorporation by reference therein of our reports dated February 25, 2022, with respect to the consolidated financial statements of Fortress Transportation and Infrastructure Investors LLC and the effectiveness of internal control over financial reporting of Fortress Transportation and Infrastructure Investors LLC included in its Annual Report (Form 10-K) for the year ended December 31, 2021, both filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
September 14, 2022